EXHIBIT 10.28

                                   TRANSMEDIA
                                        NETWORK INC

January 29, 1997

Mr. Stephen E. Lerch
4106 Brambletye Drive
Greensboro, NC 27407

Dear Steve:

The following expresses my understanding of the terms we discussed during our telephone conversation.

 1. I will recommend to the Board that you be elected as Executive Vice
    President.

 2. I will recommend that the Stock Option Committee award you ten thousand (10,000) shares under our Qualified Stock Option Plan.

 3. You will receive a base salary of two hundred thousand dollars ($200,000) per annum for the first fiscal year (ending September 30, 1997) and a minimum bonus of fifteen thousand dollars ($15,000) for that year.

 4. You will receive one thousand dollars ($1,000) per month car allowance.

 5. The company will pay you a signing bonus of sixth thousand dollars ($60,000), less applicable taxes.

 6. The company will loan you fifty-five thousand dollars ($55,000) at six percent (6%) interest, to be accrued (it is anticipated that future bonuses, other than the $15,000, will be used, in whole or in part, to amortize this loan).

 7. Your salary will commence as of Saturday, February 1, 1997.

 8. You will receive a Transmedia Card, for business and personal use, at no cost to you.

 9. During the transition period, you will be responsible for your personal expenses, but the company will pay expenses for both you and your family when visiting Florida until such time as you move here. It is anticipated that you will move as quickly as possible and that you will make every effort to sell your house by June 30, 1997.

10. The company will pay all reasonable moving expenses.

Stephen E. Lerch
Page 2
January 29, 1997


11. You and your family will be covered under the company's medical insurance effective February 1, 1997.

12. In the event of a change of control of the company, for one year after that change of control, should you not be offered a comparable position, comparable salary, or be asked to relocate, you shall have the option of receiving a single lump sum payment of five hundred thousand ($500,000).

If you are in agreement with the above, please sign in the space indicated below.

Very truly yours,

/s/ MELVIN CHASEN
-----------------------------
Melvin Chasen
President

ACCEPTED BY:


/s/ STEPHEN E. LERCH                      Date: 1:29-97
--------------------------                     ----------------------
Stephen E. Lerch